Exhibit 99.1
Post Holdings Completes Acquisition of 8th Avenue Food & Provisions
St. Louis – July 1, 2025 – Post Holdings, Inc. (NYSE: Post) (“Post”), a consumer packaged goods holding company, announced today it has completed the previously announced acquisition of 8th Avenue Food & Provisions, Inc., effective July 1, 2025.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods and Bob Evans Farms. Post Consumer Brands is a leader in the North American branded and private label ready-to-eat cereal, pet food, peanut butter and pasta categories. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959
Media Relations
Tara Gray
tara.gray@postholdings.com
(314) 644-7648

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